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                                                                EXHIBIT 23(b)





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-2093 of Valley Forge Life Insurance Company of our reports dated February 18, 1998, accompanying the financial statements and financial statement schedules appearing in the Prospectus and Part II Item 16(b), respectively which are part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





Deloitte & Touche LLP
Chicago, Illinois
April 14, 1998